                                                                   Exhibit 10.12


                                 EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (hereinafter the "Agreement"), effective as of August 1, 1996, is made and entered into by and between Econophone, Inc. (hereinafter "the Company"), and Alan Levy (hereinafter "the Employee"). WHEREAS, the Employee desires to obtain employment with the Company and the Company desires to employ the Employee upon the terms and conditions stated herein;

    NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

    1.     EMPLOYMENT

    The Company hereby employs the Employee as its Chief Financial Officer.
The Employee agrees to accept such employment under the terms and conditions herein, and to devote his full and best efforts and abilities to the Company on a full-time basis.

    2.     TERM

    The term of this Agreement shall commence on August 1, 1996 and shall continue for a period of three year(s) (the "Termination Date"), unless sooner terminated pursuant to the provisions of Section 9 herein. The Employee and the Company agree to begin negotiations of a new employment agreement (the "New Agreement") six months prior to the Termination Date. In the event that the Employee and the Company do not enter into the New Agreement prior to the expiration of this Agreement, the Company shall pay the Employee on the Termination Date a lump sum amount equal to the base salary paid to the Employee during the preceding twelve months.

    3.     COMPENSATION

           A.   BASE SALARY

    During the term of this Agreement, the Company shall pay the Employee a base annual salary ("base salary"), payable in conformity with Company practices. The base salary for the period commencing on August 1, 1996 and ending on July 31, 1997 shall be at the annual rate of $180,000. The base salary for each succeeding year of the Agreement shall be fixed no later than August 1 of such year and shall in no event be less than the base salary in effect during the immediately preceding year. Employee and Company agree to review Employee's base salary earlier than August 1 of each year in the event that the Employee's job description, title, or responsibilities are expanded. Any increase in the base salary shall not limit or reduce any other obligation of the Company under this Agreement. The base salary shall not be reduced after any such increase, and the term "base salary" shall thereafter refer to the base salary as so increased. In addition to any performance based increase in the Employee's base salary, the Company shall increase the Employee's base salary with any budgeted annual cost of living increases the Company may provide to other senior officials of the Company.

           B.   BONUS

    The Employee shall be eligible for an annual bonus based on his annual performance. The amount of any such bonus shall be paid on or before August 1 of each year during the term of the Agreement after 1996. For each year of the Agreement, the Company shall establish reasonable performance criteria for a "target bonus," which shall be fifty percent (50%) of the base salary. No later than September 30, 1996, the performance criteria for the "target bonus" for the period ending July 30, 1997 shall be established in writing by the Company. The performance criteria for bonus eligibility in the second and third years of the Agreement shall be established and announced in writing to the Employee by August 1, 1997 and August 1, 1998, respectively. Each annual bonus shall be payable only if the Company's Board of Directors in its and reasonable discretion determines, for the applicable period, that the Employee has generally achieved the performance criteria. The Board of Directors of the Company, in its discretion, shall have the right to grant the Employee an interim bonus at the end of any calendar year.

    4.     EQUITY PARTICIPATION

           A.   RESTRICTED STOCK PLAN

    As soon as practicable after the execution of this Agreement, and under no circumstances later than September 30, 1996, the Company shall grant to the Employee five percent (5%) of its outstanding shares of capital stock in the form of restricted stock (the "Restricted Stock") pursuant to a restricted stock agreement between the Company and the Employee (based upon a total number of shares of capital stock outstanding of 20,000). Such Restricted Stock shall not in any way be transferable or assignable by the Employee until it becomes "vested stock" pursuant to this subparagraph. The Restricted Stock shall consist, to the extent applicable, of both voting and nonvoting stock in the same proportion as may presently exist within the Company. Restricted Stock awarded under this subparagraph shall become vested stock only as follows:

    (i) The aggregate number of shares of Restricted Stock awarded under this subparagraph shall be divided into thirty-six (36) monthly installments. The first installment shall become vested stock on September 1, 1996, and each month thereafter during the term of this Agreement one additional installment shall become vested stock until the entire number of shares of Restricted Stock awarded under this subparagraph become vested.

    (ii) The Company's Board of Directors may in its discretion (a) accelerate the time in which the Restricted Stock shall become vested, or (b) award additional Restricted Stock or other compensation, including Incentive Stock Options, as defined herein, to the Employee.

    (iii) Except as set forth in Sections 4(a)(iii) above and 9(a)(ii) below, in the event of Employee's termination of employment for any reason prior to the date on which any share of Restricted Stock becomes vested stock hereunder, any such unvested shares of Restricted Stock shall be forfeited immediately by the Employee. In the event Employee is terminated pursuant to Section 9 (a)(ii), all unvested Restricted Stock shall immediately upon such termination become vested stock.

    B.     INCENTIVE STOCK OPTIONS

    (i) As soon as practicable, but no later than September 30, 1996, the Company shall enter into an incentive stock option agreement (the "ISO Agreement") with the Employee documenting the grant to the Employee of options (the "Incentive Stock Options") to purchase an additional five percent (5%) of the outstanding shares of capital stock of the Company (based upon a total number of outstanding shares of capital stock of the Company of 20,000). The Incentive Stock Options shall vest in increments when the market value (the "Value") of the Company attains certain levels as set forth in the following schedule:

The Company's Value attains: Result:

$ 50,000,000                 Incentive Stock Options for the first 1% of the
                             outstanding shares of capital stock of the Company vest.

$ 75,000,000                 Incentive Stock Options for the second 1% of the
                             outstanding shares of capital stock of the Company vest.

$100,000,000                 Incentive Stock Options for the third 1% of the
                             outstanding shares of capital stock of the Company vest.

$125,000,000                 Incentive Stock Options for the fourth 1% of the
                             outstanding shares of capital stock of the Company vest.

$150,000,000                 Incentive Stock Options for the fifth 1% of the
                             outstanding shares of capital stock of the Company vest.

    The exercise price for a share of capital stock of the Company covered under an Incentive Stock Option shall be the fair market value of a share of capital stock of the Company on the date on which the applicable Incentive Stock Option Vests. This fair market value shall be determined by dividing the Value of the Company on such date by the total number of outstanding shares of capital stock of the Company on such date. The Employee shall be entitled to exercise an Incentive Stock Option at any time on or after the date on which that Incentive Stock Option vests in accordance with the ISO Agreement.

    Upon the Employee's death, disability, retirement or other termination of employment, the Employee's vested Incentive Stock Options shall be the sole and exclusive property of the Employee, fully exercisable in accordance with the terms of the ISO Agreement, and the Employee's nonvested Incentive Stock Options shall be forfeited by the Employee.

    In order to determine the Value of the Company for purposes of determining the vested status of the Employee's Incentive Stock Options, either the Employee or the Company may, at any time, request that a determination be made to establish the Value of the Company as of the date of the request (the "Valuation Date"). Such a request for a valuation shall be made by providing written notice to the other party of the valuation request. If the Company is publicly traded on the Valuation Date, the Value of the Company on such Valuation Date shall be equal to the number of outstanding shares of capital stock of the Company on the Valuation Date multiplied by the average closing price of the stock on each of the forty-five (45) days prior to the Valuation Date. If the Company is not publicly traded on the Valuation Date, the Value of the Company on such Valuation Date shall be the dollar amount agreed upon by the Company and the Employee as the Value of the Company within a period of ten (10) business days after the Valuation Date, the Value of the Company shall be determined by an independent third party with substantial experience in the valuation of telecommunications companies (the "Appraiser"). If the parties cannot agree upon the Appraiser within twenty (20) days after the Valuation Date, the Company and the Employee shall each identify one qualified party to serve as an appraiser and those two parties shall jointly agree upon the Appraiser within thirty (30) days of the Valuation Date. If, for any reason, by the end of thirty (30) days after the Valuation Date the Appraiser has not been approved, either party may submit the matter to binding arbitration before the American Arbitration Association (the "Arbitration"). The costs of the Appraisal and any related Arbitration shall be paid for by the Company.

    (ii) The Company agrees, within thirty days after any initial public offering, to file an S-8 with the Securities Exchanges Commission, registering all Incentive Stock Options and shares of stock subject to the ISO Agreement.

           C.   CHANGE OF CONTROL

    Notwithstanding the preceding provisions, in the event of the merger or consolidation of the Company with any other (the "Acquirer") corporation or other entity, the sale by the Company of fifty percent (50%) or more of its (x) capital stock (y) assets, or (z) business and good will, or any other corporate reorganization involving the Company ("Change of Control"), all Restricted Stock which is awarded under this subparagraph shall become vested stock immediately, including any such stock which had not vested prior to such Change of Control except if such Change of Control occurs on a date (the "Acquisition Date") prior
to February     , 1997 and less than $25 million is paid to the Company by the
Acquirer. In such event, only the Restricted Stock which became vested stock prior to the Acquisition Date shall be vested stock. In addition, in the event of a Change of Control, the full amount of the Employee's base salary payable through the Termination Date shall be automatically due and payable in a lump sum to the Employee.

    5.     BENEFITS

    The Employee shall be entitled to receive all other benefits and participate in all of the employee benefit programs and plans offered to other Company employees currently or at any time during the term of this Agreement, in accordance with the terms of said programs and plans.

    6.     EXPENSES

    Upon presentation by the Employee of documents, expense statements, vouchers, and/or such other supporting information as the Company may reasonably request, the Company shall reimburse the Employee for all reasonable business expenses incurred by him in the performance of his duties, including travel and entertainment expenses.

    7.     PAID VACATION

    The Employee shall accrue three weeks of paid vacation during each calendar year. The Employee shall be entitled to payment for any vacation time that is accrued, but unused, at the time this Agreement expires or is terminated by either party for any reason.

    8.     PROTECTION OF THE COMPANY

           A.   EXCLUSIVE SERVICES

    (i) During the term of his employment, the Employee shall at all times devote his entire working time, attention, energies, efforts and skills to the business of the Company, and shall not, directly or indirectly, engage in any other business activity, whether or not for profit, gain or other pecuniary advantages (except for Employees current passive ownership interest in Viatel, Inc.), without the express written permission of the Company.

    (ii) During the term of his employment, the Employee shall not, without prior written permission of the Company, directly or indirectly, either as an officer, director, employee, agent, adviser, consultant, principal, stockholder, partner, owner or in any other capacity, on his own behalf or otherwise, in any way engage in, represent, be connected with or have a financial interest in, any business which is, or to the best of his knowledge, is about to become, engaged in the same or similar business as the Company or any of its affiliates or which otherwise competes with or is about to compete with the Company or any of its affiliates.

           B.   CONFIDENTIAL INFORMATION

    The Employee shall not at any time during or after his employment with the Company disclose or use any confidential information of the Company, except as required by the performance of his duties hereunder or as otherwise required by law. For the purposes of this Agreement, "confidential information" shall mean all information disclosed to the Employee, or known by him as a consequence of or through his employment with the Company, where such information is not generally known in the trade or industry, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of the Company. Such information includes, but is not limited to, business and development plans (whether contemplated, initiated or completed), development sites, business contacts, methods of operation, results of analysis, customer lists, business forecasts, financial data, costs, revenues, and similar information. Upon termination of this Agreement, the Employee shall immediately return to the Company all of its property, and all copies thereof, including without limitation all confidential information which has been reduced to tangible form, in his possession, custody or control.

           C.   SOLICITATION OF EMPLOYEES

    The Employee agrees that during the term of this Agreement, and for a period of twelve consecutive months after termination of such employment for any reason, he shall not, except in the course of his duties hereunder, directly or indirectly induce or attempt to induce or otherwise counsel, advise, solicit or encourage any person to leave the employ of the Company to accept employment with any person or entity besides the Company.

           D.   SOLICITATION OF CUSTOMERS

    The Employee agrees that during the term of this Agreement, and for a period of twelve consecutive months after termination of such employment for any reason, he shall not directly or indirectly solicit, induce or attempt to solicit or induce or otherwise counsel, advise, or encourage any customer of the Company to become a customer, directly or indirectly, of another entity or person besides the Company.

    9.     TERMINATION

    This Agreement shall terminate automatically upon the expiration of its term or upon the death of the Employee. In addition, this Agreement may be terminated by the Company or the Employee under the following circumstances.

           A.   BY THE COMPANY

                (I)     TERMINATION FOR JUST CAUSE

    The Company may terminate this Agreement at any time prior to the expiration of its term for just cause. For purposes of this Section 9(a)(i), "just cause" shall mean: 1) the Employee's conviction for any felony or crime of mural turpitude, if such conviction is demonstrably and materially injurious to the Company, monetarily or otherwise; 2) material dishonesty by the Employee in performance of his duties hereunder; 3) willful or malicious action or gross negligence which is demonstrably and materially injurious to the Company; 4) the Employee's material breach of any provision of this Agreement; or 5) gross neglect of duty. Thereafter, the Company shall have no further liability or obligation to the Employee except for the payment of unpaid salary and benefits (excluding any performance bonus, Restricted Stock and Incentive Stock Options) accrued to the date of termination.

                (II)    TERMINATION WITHOUT JUST CAUSE

    The Company may, in its sole discretion, without any cause whatsoever, terminate the Employee's employment by providing him with thirty (30) days prior written notice and, at its election, may relieve the Employee of his duties and responsibilities at any time thereafter and provide him with pay in lieu of notice. In the event of such termination without just cause, the Company shall provide the employee with a lump sum severance benefit equal to twelve (12) months of salary at his then current base salary, payable within thirty (30) days following termination.

           B.   BY THE EMPLOYEE

                (I)     TERMINATION FOR JUST CAUSE

    The Employee may terminate this Agreement at any time prior to the expiration of its term for just cause. For the purposes of this Section, the term "just cause" means the material breach of any provision of this Agreement by the Company.

                (II)    TERMINATION WITHOUT JUST CAUSE

    The Employee may terminate this Agreement without just cause upon thirty
(30) days' written notice to the Company.

                (III)   TERMINATION PURSUANT TO SECTION 9 B(II)

    In the event the Employee terminates this Agreement pursuant to Section 9 b(ii), the Employee shall give the Company thirty (30) days written notice prior to the effectiveness of such termination.

                (IV)    EFFECT OF TERMINATION

    Upon any such termination, the Company shall have no further liability or obligation to the Employee except for the payment of unpaid salary and benefits (excluding any performance bonus, Restricted and Incentive Stock Options) accrued to the date of termination.

    10.    TAG ALONG AGREEMENT

    The parties agree that as soon as practicable, but no later than September 30, 1996, the Company and the Employee will enter into a separate agreement (the "Tag Along Agreement") granting Employee the right to sell vested stock owned by the Employee as part of any sale of stock by the Company to a third party ("Sale"). The Tag Along Agreement will provide that the Employee will be entitled to sell that portion of the vested stock it owns in the same proportion that the amount of stock the Company sells to a third party bears to the total number of shares outstanding (I.E., if Employee owns ten (10) vested shares and the Company is selling 100 shares and there are 500 shares outstanding, employee shall be entitled to sell two vested shares as part of the 100 shares included in the Sale).

    11.    INDEMNIFICATION OF THE EMPLOYEE

    The Company shall indemnify the Employee and hold the Employee harmless for and against any and all loss, claim or expense (including, without limitation, legal fees and expenses) arising out of acts or decisions made by the Employee in good faith while performing services for the Company, except for acts involving malicious or unlawful conduct. The Company shall also use its best efforts to obtain coverage for the Employee at the Company's expense under any insurance policy now in force or hereinafter obtained during the term of this Agreement, indemnifying officers and directors of the Company against similar actions. The Company shall advance reasonable costs and attorneys' fees, actually and necessarily incurred by the Employee in connection with the defense of any suit or proceeding arising out of acts or decisions made by Employee in good faith while performing services for the Company, except for acts involving malicious or unlawful conduct.

    12.    SEVERABILITY

    In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provisions thereof. Notwithstanding the foregoing, if any provision of this Agreement is determined by a court to be overly broad thereby making the provision unenforceable, the Company and the Employee agree that such court shall substitute a reasonable, judicially enforceable limitation in place of the invalid part of the provision and that as so modified the provision shall be as fully enforceable as if set forth herein in the modified form.

    13.    GOVERNING LAW

    This Agreement shall be interpreted, construed and governed according to the laws of the State of New York, without regard to the principle of conflicts of laws thereof.

    14.    HEADINGS AND CAPTIONS

    The paragraph headings and captions contained in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof.

    15.    ENTIRE AGREEMENT

    This Agreement contains and represents the entire agreement of the parties and supersedes all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof. This Agreement may not be modified or amended in any way unless in a writing signed by both the Employee and an authorized representative of the Company. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement, and neither party shall be bound or liable for any alleged representation, promise or inducement not specifically set forth herein.

    16.    ASSIGNABILITY

    This Agreement is not assignable by either party without written consent of the other; provided however, that the provisions of this Agreement shall be assignable to and shall inure to the benefit of and be binding upon any successor of the Company, whether by merger, consolidation, or transfer of all or substantially all of its assets or otherwise. If the successor company is owned, 51 percent or more, by other than the existing stockholders of the Company, the Employee must be given the responsibilities and duties of no less than a financial vice president for the duration of this Agreement.

    17.    NOTICES

    All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or communication shall be addressed: (a) if to the Company, to Alfred West c/0 1450 37th Street, Brooklyn, New York 11218; or (b) if to the Employee, to his/her last known home address on file with the Company; or to such other address as the parties shall have furnished to one another in writing.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, to be effective as of the day and year first above written.

THE EMPLOYEE: ALAN LEVY           THE COMPANY: ECONOPHONE, INC.


____________________________      By:________________________________
Name: Alan Levy                        Name:  Alfred West
Date:_______________________           Title: Chief Executive Officer
                                  Date:______________________________

                          AMENDMENT TO EMPLOYMENT AGREEMENT

    AMENDMENT dated as of October 31, 1996, by and between Econophone, Inc. (the "Company") and Alan Levy (the "Employee").

                                 W I T N E S S E T H:

    WHEREAS, the parties executed the Employment Agreement dated August 1, 1996 (the "Employment Agreement"); and

    WHEREAS, the Company desires to appoint the Employee as Chief Operating Officer in addition to his current position as Chief Financial Officer; and

    WHEREAS, the parties desire to amend the Employment Agreement to (i) eliminate the Company's obligation to grant to Employee 5% of its outstanding shares in the form of restricted stock and (ii) increase the Company's obligation to grant incentive stock options from 5% of its outstanding capital stock to 10% of its outstanding capital stock prior to an investment in the Company by Princes Gate Investors II, L.P.;

    NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

    1. The first sentence of Section 1 of the Employment Agreement is hereby amended to read as follows:

    "The Company hereby employs the Employee as its Chief Operating Officer and Chief Financial Officer."

    2. Section 4(a) of the Employment Agreement is hereby amended to read as follows:

    "The Company's Board of Directors may in its discretion award Restricted Stock or other compensation, including Incentive Stock Options, as defined herein, to the Employee."

    3. The first two paragraphs of Section 4(b)(i) are hereby amended to read as follows:

    "As soon as practicable, but no later than November 1, 1996, the Company shall enter into an incentive stock option agreement (the "ISO Agreement") with the Employee documenting the grant to the Employee of options (the "Incentive Stock Options") to purchase ten percent (10%) of the outstanding shares of capital stock of the Company prior to the investment in the Company by Princes Gate Investors II, L.P. (based upon a total number of outstanding shares of capital stock of the Company of

20,00,000). The Incentive Stock Options granted to Employee shall be divided into thirty six (36) monthly installments. The first installment shall become retroactively vested as of September 1, 1996, and each month thereafter during the term of this Agreement one additional installment shall become vested stock until all of the Incentive Stock Options granted under this paragraph become vested."

    4. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    5. The Employment Agreement, except as otherwise set forth herein, shall remain in full force and effect in all other respects.

    6. This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of New York.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment, to be effective as of the day and year first above written.


                                       ECONOPHONE, INC.



                                       By:_____________________________________
                                       Name:  Alfred West
                                       Title: Chief Executive Officer




                                       ________________________________________
                                       ALAN LEVY

                                   ECONOPHONE, INC.
                           INCENTIVE STOCK OPTION AGREEMENT

    THIS INCENTIVE STOCK OPTION AGREEMENT, made as of this 31st day of October, 1996, by and between ECONOPHONE, INC., a Delaware corporation (the "Corporation") and Alan Levy (the "Participant").

    WHEREAS, the Participant and the Corporation are parties to an Employment Agreement, effective as of August 1, 1996, as amended (the "Employment Agreement"), which, among other things, provides that the Corporation shall grant to the Participant incentive stock options for ten percent (10%) of the outstanding capital stock of the Corporation; and

    WHEREAS, the Corporation desires to give the Participant a more direct stake in the future welfare of the Corporation by granting to the Participant an option to purchase the Corporation's Class A Common Stock (the "Common Stock"), pursuant to the terms and conditions of the Econophone, Inc. 1996 Flexible Incentive Plan (the "Plan") and this Agreement; and

    WHEREAS, the Participant and the Corporation desire to set forth the terms of the options described in the Employment Agreement into this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

    1. DEFINITIONS. For purposes of this Agreement, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

    2. GRANT OF OPTION. The Corporation hereby grants to the Participant an option (the "Option") to purchase 2,000,000 shares of Common Stock, at an option price of $2.50 per share, subject to the terms hereof (the "Option Price"). To the maximum extent possible, the Option granted hereby is intended to be an "incentive stock option" within the meaning of Section 422 of the Code and the Agreement shall be construed and interpreted in accordance with such intention.

    3.     OPTION TERMS.

    (a) The Option shall be divided into thirty six (36) equal monthly installments. The first two installments to purchase a total of 111,112 shares of Common Stock shall be immediately exercisable as of the date hereof. On the first day of each month thereafter, one additional installment of the Option shall become exercisable until all of the installments are exercisable. Notwithstanding the foregoing, the Option shall not be exercisable after the expiration of ten (10) years from the date the Option is granted hereunder.

    (b) If the Common Stock is not publicly traded and the Participant does not agree with the Board's determination of Market Price of the Corporation, the Market Price of the Corporation shall be determined by an independent third party with substantial experience in the valuation of telecommunications companies (the "Appraiser"). If the Participant and the Corporation cannot agree upon an Appraiser within twenty days following the date of the determination of Market Price, the Participant and the Corporation shall each identify one qualified party to serve as an appraiser and those two parties shall jointly agree upon the Appraiser within thirty (30) days following the date of the determination of Market Price. If, for any reason, an Appraiser has not been approved at the end of the thirtieth day following the date of the determination of Market Price, either the Participant or the Corporation may submit the matter to binding arbitration before the American Arbitration Association. The costs of the Appraiser and the Arbitration shall be paid for by the Corporation. Notwithstanding the provisions of the Plan to the contrary, for purposes of this Agreement, the determination of Market Price by the Appraiser shall be binding and conclusive on the Participant and the Corporation.

    (c) Notwithstanding the provisions of paragraph (a) of this Section 3, in the event the Participant's employment terminates for any reason, the Option,
(i) to the extent it has not theretofore become exercisable, shall terminate as of the date such employment terminates, and (ii) to the extent it has become exercisable but has not been exercised, shall terminate three (3) months after the date such employment terminates; provided, however, that in no event may such Option be exercised after the tenth anniversary of the date such Option is granted hereunder. Notwithstanding the foregoing, if the Participant's employment terminates for any reason other than Cause prior to the consummation of an IPO of the Common Stock, any Option which is exercisable as of the date of the Participant's termination of employment shall be exercisable for a period of 90 days after the consummation of the IPO.

    4. NON-ASSIGNABILITY. The Option granted hereby and any right arising thereunder shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Option shall be exercisable only by the Participant. Any Option which is exercisable at the date of the Participant's death and is transferred by will or by the laws of descent and distribution, shall be exercisable in accordance with the terms of this Agreement by the executor or administrator, as the case may be, of the Participant's estate for a period of three (3) months after the date of the Participant's death; provided, however, that in no event may such Option be exercised after the tenth anniversary of the date such Option is granted hereunder. Notwithstanding the foregoing, if the Participant's death occurs prior to the consummation of an IPO of the Common Stock, any Option which is exercisable at the date of the Participant's death shall be exercisable for a period of 90 days after the consummation of the IPO.

    5. EFFECT OF CHANGE IN CONTROL. If there should be a Change in Control of the Corporation, the Corporation shall give the Participant written notice of such Change in Control as promptly as practicable prior to the effective date thereof and the Option, shall, notwithstanding the provisions of Section 3 to the contrary, become immediately exercisable. For purposes hereof, a "Change in Control" shall mean (i) the acquisition by any person, firm, entity or group (as such term is used or defined in Section 13(d) of the 1934 Act), which is not as of the date hereof a shareholder of the corporation, of 50% or more of the Common Stock, (ii) if the Corporation merges or consolidates with another entity and the Corporation is not the surviving entity, or (iii) a sale by the Corporation of all or substantially all of its assets.

    6. MODE OF EXERCISE. The Option shall be exercised by giving to the Corporation written notice stating (i) the number of shares with respect to which the Option is being exercised, (ii) the exercise price for such shares, and (iii) the method of payment. At the option of the Participant, the Option Price may be paid: (i) in cash or by check, bank draft or money order payment to the Corporation; (ii) by delivery of Common Stock of the Corporation having a total Fair Market Value on the date of such delivery equal to the Option Price, provided, however, that if the Participant is subject to the requirements of
Section 16 of the Exchange Act at the time the Participant chooses to pay for the Participant's shares, the Committee must approve the use of Common Stock to pay the Option Price; or (iii) by any combination of the above methods of payment.

    7. TRANSFER RESTRICTIONS. The Participant understands that the Common Stock issuable upon the exercise of this Option will not be registered under the Securities Act of 1933, as amended (the "Act"). The Participant acknowledges that the Common Stock will be purchased for investment only, and that it may not be sold or transferred in the absence of either an effective registration statement under the Act or an opinion of experienced securities counsel, acceptable in form and content to the Corporation in its sole discretion, which states that registration is not required under the Act.

    By executing this Agreement, the Participant agrees to refrain from re-offering, reselling, or otherwise disposing of any of the Common Stock acquired upon the exercise of the Option in any manner which would violate the Act or any other federal or state securities law.

    The Participant further understands that in the event the Common Stock issuable upon the exercise of the Option is not covered by an effective registration statement under the Act, the Corporation may imprint on the certificate representing said Common Stock the following legend or any other legend which counsel for the Corporation considers necessary or advisable to comply with the Act or the securities laws of any State:

    "THE SHARES OF ECONOPHONE, INC. COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS ECONOPHONE, INC. HAS RECEIVED AN OPINION OF COUNSEL

    SATISFACTORY TO ECONOPHONE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

    8. OPTION SUBJECT TO SECURITIES AND OTHER REGULATIONS. The Option granted hereunder and the obligation of the Corporation to sell and deliver shares under such Option shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of shares upon any exercise of the Option until completion of any stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require the Participant, beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

    Upon demand by the Board, the Participant (or any person acting under Section 4 of this Agreement) shall deliver to the Board at the time of any exercise of the Option a written representation that the shares to be acquired upon the exercise of the Option are being acquired for his own account and not with a view to, or for resale in connection with, any distribution. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of the Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares.

    9. TAG ALONG RIGHTS. In the event of the sale of the Common Stock to a third party (the "Sale"), the Corporation shall provide the Participant with written notice (the "Notice") at least fifteen (15) days prior to the proposed closing of the Sale. Such Notice shall set forth: (i) the name and address of the proposed purchase in the Sale and the proposed closing date for such Sale; and (ii) the proposed amount and form of consideration to be paid for the Common Stock and the terms and conditions of payment. The closing of a Sale shall take place on such date and at such time as the Corporation specifies to the Participant by not less than three (3) days prior notice. The Participant shall be entitled to sell that portion of his shares of Common Stock acquired upon exercise of the Option in the same portion that the amount of Common Stock being sold bears to the total number of shares of Common Stock outstanding.

    10. PLAN CONTROLLING. This Agreement is irrevocable and is intended to conform in all respects with the Plan. Inconsistencies between this Agreement and the Plan shall be resolved according to the terms of the Plan. The Participant acknowledges receipt of a copy of the Plan.

    11. RIGHTS PRIOR TO EXERCISE OF OPTION. The Participant shall not have any rights as a stockholder with respect to any shares subject to the Option prior to the date on which the Participant is recorded as the holder of such shares on the records of the Corporation.

    12. TAXES. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the Option including, but not limited to: (i) reducing the number of shares of Common Stock otherwise deliverable, based upon their Fair Market Value on the date of exercise, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under this Agreement; (ii) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Participant; or (iii) requiring the Participant, Designated Beneficiary or legal representative to pay to the Corporation the amount required to be withheld or to execute such documents as the Corporation deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Common Stock.

    13. NO LIABILITY OF BOARD MEMBERS. No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Board or the Administrator nor for any mistake of judgment made in good faith.

    14. GOVERNING LAW. THIS AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

    15. NO RIGHTS TO CONTINUANCE OF EMPLOYMENT. THE PLAN AND THIS AGREEMENT SHALL NOT BE CONSTRUED AS GIVING THE PARTICIPANT THE RIGHT TO BE RETAINED IN THE EMPLOY OF THE CORPORATION, NOR SHALL THEY INTERFERE IN ANY WAY WITH THE RIGHT OF THE CORPORATION TO TERMINATE THE PARTICIPANT'S EMPLOYMENT AT ANY TIME WITH OR WITHOUT CAUSE.

    Executed as of the date and year first above written.

                                  ECONOPHONE, INC.


                                  By: ______________________________
                                  Name:
                                  Title:



                                  __________________________________
                                  ALAN LEVY